UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2019

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Performance Stock Unit Form of Award

On March 8, 2019, the Compensation Committee of the Board (“Committee”) amended the form of the Performance Stock Unit Award Agreement (“PSU Form of Award”) associated with the Company’s grant of PSUs. Each year, since 2008, the Committee has granted the named executive officers, and a group of other executives, a base award of PSUs. The number of PSUs for the base award is determined by multiplying the executive’s current annual base salary by the executive’s award multiple (approved by the Committee in November 2018), and dividing this amount by the average closing share price of the Company’s stock for the 10 trading days following the prior fourth quarter earnings release (which was on February 4, 2019). A percentage of the base award will vest at the end of the three-year performance period (“Performance Period”) and will be paid out by March 15 of the following year.

The Committee amended the PSU Form of Award as explained in more detail below:

a.

20-Day Average Closing Price for TSR Calculation. The calculation of Total Shareholder Return (“TSR”) was amended to use a 20-day average closing stock price immediately prior to and at the end of the Performance Period in the calculation of TSR rather than the closing stock price on the first and last day of the Performance Period.

b.	Payout Cap on Negative TSR. The Relative TSR vesting percentage was capped at 100% payout if the Company has negative TSR over the Performance Period.

The PSU Form of Award provides that PSUs vest at the end of the Performance Period, based upon two performance objectives:

Relative TSR: Fifty percent (50%) of each PSU award will vest based upon the Company’s TSR compared to a peer group consisting of all the companies in the Industrial, Consumer Discretionary and Materials sectors of the S&P 500 and S&P 400. As part of the amendment to the PSU Form of Award, the calculation of TSR was changed to:

(Ending Stock Price – Beginning Stock Price + Reinvested Dividends) / Beginning Stock Price

The “Beginning Stock Price” is the average closing share price of the Company’s stock for the last 20 trading days prior to the Performance Period. The “Ending Stock Price” is the average closing share price of the Company’s stock for the last 20 trading days within the Performance Period.

Prior to the amendment, TSR was calculated as:

(Stock Price at End of Period – Stock Price at Beginning of Period + Reinvested Dividends) / Stock Price at Beginning of Period.

EBIT CAGR: Fifty percent (50%) of each PSU award will vest based upon the Company’s (for Glassman, Dolloff and Douglas) or applicable Segments’ (for Davis) compound annual growth rate of Earnings Before Interest and Taxes (“EBIT”) during the third fiscal year of the Performance Period compared to the Company’s (or applicable Segments’) EBIT in the fiscal year immediately preceding the Performance Period. The calculation of EBIT CAGR will include results from businesses acquired during the Performance Period, and will exclude results for any businesses divested during the Performance Period. EBIT CAGR will exclude (i) results from non-operating branches, (ii) certain currency and hedging-related gains and losses, (iii) gains and losses from asset disposals, (iv) items that are outside the scope of the Company’s core, on-going business activities, and (v) with respect to Segments, all amounts relating to corporate allocations. EBIT CAGR will be adjusted to eliminate gain, loss or expense, as determined in accordance with standards established under Generally Accepted Accounting Principles, (i) from non-cash impairments; (ii) related to loss contingencies identified in footnotes to the financial statements in the Company’s Form 10-K relating to the fiscal year immediately preceding the Performance Period; (iii) related to the disposal of a segment of a business; or (iv) related to a change in accounting principle.

The PSU’s vesting schedules for Relative TSR and EBIT CAGR are as follows, with payouts interpolated for results falling between the levels shown:

Relative TSR Percentile	Relative TSR Vesting %	EBIT CAGR %	EBIT CAGR Vesting %
<25%	0%
25%	25%
30%	35%
35%	45%
40%	55%
45%	65%	<2%	0%
50%	75%	2%	75%
55%	100%	4%	100%
60%	125%	6%	125%
65%	150%	8%	150%
70%	175%	10%	175%
75%	200%	12%	200%
>75%	200%	>12%	200%

As part of the amendment, the PSU Form of Award was changed to provide that, notwithstanding the foregoing Relative TSR vesting schedule, in the event that the Company’s TSR for the Performance Period is negative (Ending Stock Price plus Reinvested Dividends is less than Beginning Stock Price), the Relative TSR vesting percentage will be capped at 100%.

Fifty percent (50%) of the vested PSU award will be paid out in cash, and the Company intends to pay out the remaining fifty percent (50%) in shares of the Company’s common stock, although the Company reserves the right, subject to Committee approval, to pay up to one hundred percent (100%) in cash. The awards will be paid following the end of the Performance Period. Cash will be paid equal to the number of vested PSUs multiplied by the closing market price of Company common stock on the last business day of the Performance Period. Shares will be issued on a one-to-one basis for vested PSUs. Both the amount of cash paid and number of shares issued will be reduced for applicable tax withholding. PSUs may not be transferred, assigned, pledged or otherwise encumbered, and have no voting or dividend rights.

The PSUs will normally vest on the last day of the Performance Period. Generally, if the executive has a separation from service, other than for retirement, death, or disability, before the PSUs vest, they are immediately forfeited. In the event of retirement, death or disability, the executive will receive a number of shares following the end of the Performance Period which are prorated for the number of days during the Performance Period prior to termination. Also, in the event of disability, the PSUs will continue to vest for 18 months after disability begins.

Under certain circumstances, if a change in control of the Company occurs and the executive’s employment is terminated, the PSU award will vest and the executive will receive a 200% payout. The PSU award contains a non-competition covenant during employment and for two years after payout, where, if violated, the executive must repay to the Company any gain from the award (in addition to any other legal or equitable remedies the Company may have). Also, if within 24 months of payment, the Company is required to restate previously reported financial results, the executive must repay any amounts paid in excess of the amount that would have been paid based on the restated financials.

The PSU awards are granted under the Company’s Flexible Stock Plan, amended and restated, effective May 5, 2015, filed March 25, 2015 as Appendix A to the Company’s Proxy Statement for the Annual Meeting of Shareholders (“Flexible Stock Plan”). The foregoing is only a summary of the terms and conditions of the PSU Form of Award and is qualified in its entirety by reference to the 2019 Form of Performance Stock Unit Award Agreement and the Flexible Stock Plan, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and incorporated herein by reference. All future awards of PSUs to our named executive officers are expected to be made pursuant to the attached 2019 Form of Performance Stock Unit Award Agreement. If the terms and conditions of future grants are materially changed, the Company will make a subsequent filing of the updated form at that time.

Grant of PSUs to Named Executive Officers

On March 8, 2019, the named executive officers were granted the 2019-2021 PSU awards in the following number of stock units:

Named Executive Officer	25% Vesting	100% Base Award Vesting	200% Vesting
Karl G. Glassman, President & CEO	29,934	119,735	239,470
J. Mitchell Dolloff, EVP & COO, President – Specialized Products & Furniture Products	10,159	40,635	81,270
Matthew C. Flanigan, EVP & CFO[1]	N/A	N/A	N/A
Perry E. Davis, EVP, President – Residential Products & Industrial Products	7,478	29,910	59,820
Scott S. Douglas, SVP – General Counsel & Secretary	4,148	16,590	33,180

[1]	As previously reported, Mr. Flanigan announced his intention to retire from the Company. As such, he did not receive a PSU grant in 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	2019 Form of Performance Stock Unit Award Agreement

10.2	The Company’s Flexible Stock Plan, amended and restated, effective May 5, 2015, filed March 25, 2015 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: March 13, 2019	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President – General Counsel & Secretary

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